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                                ORYX ENERGY COMPANY

                              SAVINGS RESTORATION PLAN


























                                      AMENDED AND RESTATED SEPTEMBER 6, 1995




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 I.  STRUCTURE OF THE PLAN

     The Oryx Energy Company Savings Restoration Plan ("Plan") is established for the purpose of providing for certain employees benefits in excess of the limitations imposed by Section 415 of the Internal Revenue Code of 1986, as amended ("Code"), (without regard to the $150,000 compensation limit under Section 401(a)(17) of the Code) on the contributions and benefits under the Oryx Energy Company Capital Accumulation Plan ("CAP"). This Plan is intended to be an unfunded excess benefit plan within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974.

II.  ADMINISTRATION OF THE PLAN

     The Plan Administrator of CAP, or its delegate, ("Plan Administrator") shall administer the Plan. The Plan Administrator shall have full authority to determine all questions arising in connection with the Plan. The Plan Administrator shall have powers and duties with respect to this Plan as set forth in CAP, including the power to interpret the Plan, adopt procedural rules, and employ and rely on legal counsel, actuaries, accountants and such agents as it may deem advisable to assist in the administration of the Plan. Decisions of the Plan Administrator shall be conclusive and binding on all persons.

III. PARTICIPATION IN THE PLAN

     1.  GENERAL

     The Plan Administrator shall select the employees eligible to participate in the Plan for the next succeeding calendar year from among the participants in CAP whose employing organization adopts this Plan (hereinafter referred to as a "participating employer", which term also includes Oryx Energy Company [the "Company"]). The participants in CAP selected for participation in this Plan shall be those CAP participants whose benefits or contributions under CAP the Plan Administrator reasonably expects to exceed the limitations imposed under Section 415 of the Code ("Annual Additions Limit") during the succeeding calendar year, based upon the participant's contributions and benefits under CAP for the preceding year.


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     2.  SPECIAL PARTICIPATING EMPLOYER CREDITS

         The participants in CAP whose employing organization is a participating employer and who were subject to the Annual Additions Limit during 1987 shall be participants in this Plan for the purpose of the special participating employer credits.

     3. After being selected by the Plan Administrator to participate in this Plan, an employee shall, as a condition precedent to participation herein, complete and return to the Plan Administrator an executed participation and deferral agreement, electing to participate herein and defer such amounts as permitted under Article IV herein. By execution of such agreement, a participant shall agree that all amounts deferred thereby shall be irrevocably deferred and that in lieu thereof the participant shall be entitled solely to benefits provided under this Plan. Such agreement shall be returned to the Plan Administrator by December 31 of the year preceding the year to which the agreement relates. A participant may revoke his agreement and shall not participate in this Plan by notifying the Plan Administrator in writing prior to January 1 of the year to which the revocation shall apply. The participant's agreement shall continue in effect for all subsequent years until revoked or modified.

     4. Notwithstanding anything in this Plan to the contrary, if the benefits or contributions of otherwise eligible employees participating in CAP first become limited by Code Section 415 during a calendar year when the employees have not otherwise been made eligible to participate in this Plan, then such employees may be selected by the Plan Administrator for immediate participation hereunder and their deferral agreements for the remainder of such year may be executed and furnished to the Plan Administrator accordingly.

IV.  BENEFITS PROVIDED UNDER THE PLAN

     1.  PARTICIPANT DEFERRALS

         If, as to a participant in this Plan, any limitations on contributions imposed under the terms of CAP by reason of the Annual Additions Limit have prevented the participant

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         from making the maximum Basic Contributions and Additional
         Contributions (as these terms are defined in CAP) allowed under CAP, the participant may elect, before the beginning of the calendar year during which the participant's Annual Additions Limit will be reached, to defer a portion of his compensation which shall not exceed five percent (5%) of his Compensation (as defined in CAP) for each pay period subsequent to the pay period during which the participant's Annual Additions Limit is reached. Such election shall be made at the time and in the manner provided in Article III hereof. In calculating when the Annual Additions Limit is reached, no change in a participant's Basic Contributions, or Additional Contributions (as these terms are defined in CAP) during a calendar year for purposes of CAP shall be effective with respect to this Plan until the calendar year following the calendar year in which the change is made. Notwithstanding the foregoing, an election made by a participant under this Plan will be void if made after the beginning of the calendar year to which the election relates or the participant reduces his Basic Contributions, or Additional Contributions (as these terms are defined in CAP) during the calendar year to which the election relates. The amount of salary deferrals under the Plan shall be and remain solely the property of the participant's employer and a participant shall have no right to such amounts. The amount deferred hereunder shall be credited to a book account as deferrals are made and shall remain part of the employer's general assets. Notwithstanding anything above in this paragraph to the contrary, commencement of participation in this Plan and an employee's initial deferral election may occur after the beginning of a calendar year if in accordance with Paragraph 4. of
         Article III.

     2.  PARTICIPATING EMPLOYER CREDITS

         A participant's participating employer shall maintain, or cause to be maintained, a book account for such participant to which the participating employer shall credit an amount equal to the Basic Matching Contributions (as this term is defined in CAP) that the participating employer would have made on the participant's behalf to CAP had the participant's Basic Contributions continued to be made to CAP, instead of by salary deferral under this Plan.


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 3.  SPECIAL PARTICIPATING EMPLOYER CREDIT

     The participating employer of a participant eligible to receive a special participating employer credit shall credit to the book account maintained for the participant an amount equal to the difference between (1) the Matching Employer Contributions (as this term is defined in CAP) that the participating employer would have made on the participant's behalf to CAP had the participant made the maximum Pretax Contributions and Additional Post-Tax Contributions permitted under CAP and without regard to the Annual Additions Limit and (2) the Matching Employer Contributions actually made on behalf of the participant during the 1987 year.

 4.  NONFORFEITABILITY OF AND EARNINGS ON BOOK ACCOUNTS

     a.  NONFORFEITABILITY

         All amounts credited to book accounts on behalf of participants shall be non-forfeitable.

     b.  EARNINGS

         Participant, participating employer and special participating employer contributions will be credited to book accounts as of the date such contributions would have been made to CAP. All amounts credited to book accounts shall be credited with interest based on the performance of the CAP Stable Value Fund and such book accounts shall be revalued monthly.

V.   DISTRIBUTIONS

     Each participating employer shall distribute to each participant in the Plan for whom it maintains book accounts or his beneficiary under CAP an amount in cash equal to 100% of the value of his book account(s) upon the termination of employment of such participant under circumstances entitling him or his beneficiary to a distribution of the participant's interest in CAP whether or not a distribution is made at that time from CAP.


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VI.  GENERAL PROVISIONS

     1.  RIGHT TO TERMINATE

         This Plan may be terminated at any time by the Company. The Company or any participating employer may terminate this Plan with respect to its employees participating in CAP. If a participating employer shall terminate CAP with respect to its employees the amounts to their credit in their book accounts established under this Plan shall be payable out of the general assets of the employer to such participants in a single sum in accordance with the provisions of CAP applicable in the event of termination of CAP or the complete discontinuance of contributions thereto.

     2.  RIGHT TO AMEND

         This Plan may be amended at any time by the Board of Directors of the Company, except that no such amendment shall reduce for any participant the amount then credited to his book account established under this Plan.

     3.  NONALIENATION OF BENEFITS

         No right to payment or any other interest under this Plan shall be assignable or subject to attachment, execution, or levy of any kind.

     4.  EMPLOYMENT RELATIONSHIPS

         Nothing in this Plan shall be construed as giving any employee the right to be retained in the employ of any participating employer. Each participating employer in the Plan expressly reserves the right to dismiss any employee at any time without regard to the effect which such dismissal might have upon him under the Plan.




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     5.  PLAN NOT FUNDED

         Benefits payable under this Plan shall not be funded and shall be made out of the general funds of the participating employer.

     6.  CONSTRUCTION

         This Plan shall be construed, administered and enforced according to the laws of the State of Texas.

 VII. EFFECTIVE DATE

      This Plan was originally effective on November 1, 1988. As amended and restated herein, it shall be effective on September 6, 1995.

                                          ORYX ENERGY COMPANY


                                          By:  /s/  FRANCES G. HEARTWELL
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